Exhibit 10.65

Loan Agreement

Translated From Japanese

Mizuho Bank, Ltd.

Date of Agreement

December 27, 2007

I (“the Borrower”) do hereby consent to the terms and conditions set forth on the back of this form and within the separate Bank Transaction Agreement and agree to accept a loan from Mizuho Bank, Ltd. (“the Bank”) according to the borrowing specifications listed to the right.

Borrower	Address	11F Nishishinjuku Showa Bldg. 1-13-12 Nishi-shinjuku, Shinjuku-ku, Tokyo 160-0023 Tel: 03-5909-1561 Fax: 03-5909-1562
	Name	Hideki Anami, President & CEO Loan transaction Seal Transaction seal for Global Hotline, Inc. savings account used for repayment

Seal of Consent

(Loan Transaction Seal)

[Consent to special agreement concerning application of floating interest rate]

The Borrower consents to the Special Agreement Concerning Application of Floating Interest Rate found on the back of this form, and the standard interest rate and spread for the money borrowed from the Bank in accordance with the borrowing specifications listed to the right shall be as follows. In cases where the loan is paid back in equal installments with interest, the Borrower also agrees that the amount of the installment will vary according to the interest rate on each repayment date.

Standard interest rate (place a circle beside the applicable rate)

○	Short-term prime rate
Long-term prime lending rate (3 years or less) linked to the short-term prime rate
Long-term prime lending rate (more than 3 years) linked to the short-term prime rate

Annual spread: 0.500%